UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2007

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

814 Livingston Court, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 644-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 22, 2007, Graphic Packaging Corporation (the “Company”) and Altivity Packaging, LLC (“Altivity”) each received a request for additional information, commonly referred to as a “second request,” from the Antitrust Division of the U.S. Department of Justice (“DOJ”) regarding the Company’s pending combination with Altivity.
     The second request extends the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until 30 days after the Company and Altivity have substantially complied with the second request, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ.
     The Company and Altivity intend to respond expeditiously to the information request and work towards a prompt closing, which they continue to expect will occur before the end of 2007. The transaction remains subject to completion of other customary closing conditions, including effectiveness of a registration statement on Form S-4 under the Securities Act of 1933, as amended, and approval by the Company’s stockholders.
Information Concerning Forward-Looking Statements
     Certain statements of expectations, plans and projections with respect to each of the Company and Altivity constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations. These risks and uncertainties include, but are not limited to, the risk that stockholder or regulatory approvals required to complete the transaction are delayed or are not obtained (or in the case of regulatory approvals will be obtained only after the imposition of adverse conditions), or that the transaction may otherwise not be completed. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the companies undertake no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s Annual Report on Form 10-K for 2006 and other filings with the Securities and Exchange Commission.
About Graphic Packaging Corporation
     Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company’s customers include some of the most widely recognized companies in the world. Additional information about the Company, its business and its products is available on its web site at http://www.graphicpkg.com.
About Altivity Packaging, LLC
     Altivity Packaging, LLC, headquartered in Chicago, Illinois, is the largest privately-held producer of folding cartons and holds a leading market position in coated-recycled boxboard and multiwall bag packaging. Altivity operates six recycled boxboard mills and 50 consumer-packaging facilities in North America. Additional information about Altivity, its business and its products is available on its web site at http://www.altivity.com.
Additional Information and Where to Find It
     In connection with the proposed transaction, the Company expects that a newly-formed holding company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of the newly-formed holding company. The Company will mail the final proxy statement/prospectus to its stockholders.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by the Company and the newly formed holding company with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing the Company’s web site at http://www.graphicpkg.com.
Participants in the Solicitation
     The Company, its directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2007 and definitive Proxy Statement filed with the SEC on April 18, 2007. You can obtain free copies of these documents and of the proxy statement/prospectus (if and when it becomes available) from the Company by contacting its investor relations department. You may also obtain free copies of these documents by accessing the Company’s web site or the SEC’s web site at the addresses previously mentioned.
     Additional information regarding the interests of such potential participants in the solicitation will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION (Registrant)
Date: August 22, 2007	By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary